Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Medirom Healthcare Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common shares, no par value, issuable under the Fifth Series of Stock Acquisition Rights for Common Shares 2015	457(h)	85,500	$2.68(3)	$229,140.00	0.0001476	$33.82
Equity	Common shares, no par value, issuable under the Seventh Series of Stock Acquisition Rights for Common Shares 2016	457(h)	73,000	$13.38(4)	$976,740.00	0.0001476	$144.17
Equity	Common shares, no par value, issuable under the Eighth Series of Stock Acquisition Rights for Common Shares 2020	457(h)	150,000	$13.38(5)	$2,007,000.00	0.0001476	$296.23
Equity	Common shares, no par value, issuable under the Ninth Series of Stock Acquisition Rights for Common Shares 2020	457(h)	300,000	$0.86(6)	$258,000.00	0.0001476	$38.08
Total Offering Amounts					$3,470,880.00		$512.30
Total Fee Offsets							—
Net Fee Due							$512.30

(1)	These common shares may be represented by the Registrant’s American Depositary Shares (“ADSs,” and each, an “ADS”), with each ADS representing one common share. The Registrant’s ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate Registration Statement on Form F-6 (File No. 333-251170), which was declared effective by the SEC on December 28, 2020.

(2)	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement on Form S-8 shall cover any additional common shares of the Registrant that become issuable under the Registrant’s Fifth Series of Stock Acquisition Rights for Common Shares 2015, Seventh Series of Stock Acquisition Rights for Common Shares 2016, Eighth Series of Stock Acquisition Rights for Common Shares 2020, and Ninth Series of Stock Acquisition Rights for Common Shares 2020, by reason of any stock dividend, stock split, recapitalization or other similar transactions.

(3)	Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee on the basis of $2.68 per common share, which is the converted weighted-average exercise price of stock options to purchase common shares under the Fifth Series of Stock Acquisition Rights for Common Shares 2015. The exercise price is dominated in Japanese Yen. For purposes of calculating the registration fee hereunder, the exercise price of ¥400 per common share has been converted to U.S. Dollars at the exchange rate of ¥149.4300 = US$1.00, which was the foreign exchange rate on September 29, 2023 as reported by the U.S. Federal Reserve in its weekly release on October 2, 2023.

(4)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $13.38 per common share, which is the converted weighted-average exercise price of stock options to purchase common shares under the Seventh Series of Stock Acquisition Rights for Common Shares 2016. The exercise price is dominated in Japanese Yen. For purposes of calculating the registration fee hereunder, the exercise price of ¥2,000 per common share has been converted to U.S. Dollars at the exchange rate of ¥149.4300 = US$1.00, which was the foreign exchange rate on September 29, 2023 as reported by the U.S. Federal Reserve in its weekly release on October 2, 2023.

(5)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $13.38 per common share, which is the converted weighted-average exercise price of stock options to purchase common shares under the Eighth Series of Stock Acquisition Rights for Common Shares 2020. The exercise price is dominated in Japanese Yen. For purposes of calculating the registration fee hereunder, the exercise price of ¥2,000 per common share has been converted to U.S. Dollars at the exchange rate of ¥149.4300 = US$1.00, which was the foreign exchange rate on September 29, as reported by the U.S. Federal Reserve in its weekly release on October 2, 2023.

(6)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.86 per common share, which is the converted weighted-average exercise price of stock options to purchase common shares under the Ninth Series of Stock Acquisition Rights for Common Shares 2020. The exercise price is dominated in Japanese Yen. For purposes of calculating the registration fee hereunder, the exercise price of ¥128 per common share has been converted to U.S. Dollars at the exchange rate of ¥149.4300 = US$1.00, which was the foreign exchange rate on September 29, 2023 as reported by the U.S. Federal Reserve in its weekly release on October 2, 2023.